Exhibit 99.1

Sensus Announces Fiscal Third Quarter 2009

Financial Results and Earnings Call

Record Backlog with 4% Adjusted Net Sales1 improvement over prior year period

Raleigh, NC (January 30, 2009) – Sensus, a leading provider of high-value advanced metering infrastructure (“AMI”) and metering system solutions to utilities worldwide, today announced financial results for the fiscal third quarter ended December 27, 2008. Total fiscal third quarter net sales declined from $162.2 million, reported in the prior year, to $140.4 million. EBITDA1 was $(7.4) million compared to $15.5 million in the corresponding prior year period. Adjusted Net Sales1 increased from $170.0 million to $177.5 million, representing a 4% improvement over the same quarter in the corresponding prior year period, due to the significant increase in AMI contract deployments delivered during the period. Adjusted EBITDA1 was $20.6 million compared to $18.3 million in the corresponding prior year period.

Sensus continues to make great progress in supporting its utility customers and advancing their smart grid initiatives, including AMI, smart metering and demand response. Deployment of Sensus AMI systems at utilities currently under contract is accelerating. New AMI contracts were announced during the reporting period adding to our AMI base. During the last quarter, Sensus reached a significant milestone with more than two million SmartPoints and meters installed and communicating live, real-time information to utilities.

“The last quarter has seen significant challenges introduced by expanding AMI markets coupled with a weakening global economy. We have proactively focused on adjusting the fundamentals of our business to be successful in these challenging times and will continue to carefully align to the changing demands and continue to build on our strong financial foundation,” said Peter Mainz, Chief Executive Officer and President of Sensus.

Key Highlights for the Fiscal Third Quarter

•	4% increase in Adjusted Net Sales[1] to $177.5 million.

•	12% increase in bookings to $199 million and Adjusted Net Sales[1] book-to-bill[2] of 1.1.

•	35% increase in backlog to $123.9 million.

•	$500 million potential future revenue from AMI contracts, representing six million endpoints.

•	Several new AMI contracts signed representing in excess of 600,000 endpoints.

•	Cost Management Initiatives:

•	89 basis point improvement in SG&A as a percentage of Adjusted Net Sales[1].

•	6% global headcount reduction through restructure initiatives.

•	13% increase in Adjusted EBITDA[1].

•	46% improvement in year-to-date GAAP operating cash flow.

•	$27.6 million of cash-on-hand at December 27, 2008.

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Fiscal Third Quarter Form 10-Q and Earnings Conference Call

The Company’s Form 10-Q for the fiscal quarter ended December 27, 2008, which includes financial statements and related notes together with management’s discussion and analysis of such results, is now available. In addition, the Company’s financial statements for the fiscal quarter ended December 27, 2008 are included in this release.

A conference call with analysts to discuss these results will be held on February 4, 2009 at 11:00 AM (EST). To access the conference call, please dial 888-419-5570 (domestic access) or 617-896-9871 (international access) and reference Passcode: 953 808 46. It is recommended that you dial in five to ten minutes prior to the call to allow time for processing participant information. A replay of the call will be available until February 11, 2009 by dialing 888-286-8010 (domestic access) or 617-801-6888 (international access) and referencing Passcode: 488 890 34.

Investor Contacts:
Jeffrey J. Kyle	James J. Hilty
Chief Financial Officer	Vice President, Business Development
(919) 845-4013	(919) 845-4007
jeff.kyle@sensus.com	jim.hilty@sensus.com

About Sensus

Sensus is a time-tested technology and communications company providing data collection and metering solutions for water, gas and electric utilities around the world. Sensus is a transforming force for the utilities of tomorrow through its ability to help customers optimize resources, as well as to meet conservation and customer service objectives. Sensus customers rely on the Company for expert, reliable service in order to meet challenges and exceed goals. For more information, visit www.sensus.com.

All statements in this release, other than historical facts, are made in reliance on the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and are subject to change at any time. These statements reflect the Company’s current expectations regarding its financial position, revenues, cash flow and other operating results, business strategy, financing plans, forecasted trends related to the markets in which the Company operates, legal proceedings and similar matters. The Company’s expectations expressed or implied in these forward-looking statements may turn out to be incorrect. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K (SEC File No. 333-113658) for the fiscal year ended March 31, 2008 as filed with the Securities and Exchange Commission on May 20, 2008, include its dependence on new product development and intellectual property, its dependence on independent distributors and third-party contract manufacturers, automotive vehicle production levels and schedules, its substantial financial leverage, debt service and other cash requirements, liquidity constraints and risks related to future growth and expansion. Other important risks that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, the Company’s ability to integrate acquired companies, general economic and business conditions, competition, adverse changes in the regulatory or legislative environment in which the Company operates, customer cancellations and other factors beyond the Company’s control.

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(1) Non-GAAP Measures

During the third quarter of fiscal 2009, Sensus Metering Systems continued the deployment of its advanced FlexNet® AMI solutions under long-term contracts executed with several North American electric and gas utilities. These contracts, which extend up to 20 years and cover 7.7 million electric and gas endpoints, contain significant hardware and software components as well as ongoing customer support. Due to the significant advanced technology and software and the absence of stand-alone customer support sales prices, revenues and incremental direct costs related to these long-term contracts are required to be deferred in accordance with U.S. GAAP for income statement recognition purposes and amortized ratably over the life of the contracts. This deferral has no impact on cash flow since billings to customers occur as the network infrastructure and related endpoints are deployed and the associated costs are incurred, generally over the first several years of the contract term. To enhance the comparability and usefulness of its financial information, the Company provides certain non-GAAP measures to describe more fully the results of its underlying business. Specifically, the Company utilizes the measures of Adjusted Net Sales, EBITDA and Adjusted EBITDA, which are defined as follows:

•

Adjusted Net Sales is defined as net sales as determined under U.S. GAAP adjusted to add back revenue (net of amortization) related to long-term, multi-element contracts that has been deferred under the provisions of SOP 97-2.

•	EBITDA is defined as earnings before interest expense, depreciation and amortization, minority interest and income taxes.

•

Adjusted EBITDA is defined as EBITDA plus (a) revenue less the associated incremental direct costs (both net of amortization) related to long-term, multi-element contracts that have been deferred under SOP 97-2, (b) restructuring costs and (c) management fees, and adjusted for other nonrecurring items.

Information regarding Adjusted Net Sales, EBITDA and Adjusted EBITDA is provided because management considers these measures important in evaluating and understanding the Company’s operating and financial performance. Management believes these measures provide useful information for investors in trending, analyzing and benchmarking the performance and value of the business. Internally these measures are used in our incentive compensation plans. Management believes that these measures provide meaningful supplemental information regarding our performance by adjusting for certain items that may not be indicative of our recurring core operating results. However, these metrics for measuring the Company’s financial results may be different from comparable information provided by other companies and should not be used as an alternative to the Company’s operating and other financial information as determined under U.S. GAAP.

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A reconciliation of each of these non-GAAP measures to its most closely related U.S. GAAP measure is set out in the table below (in millions):

	Fiscal Quarter Ended December 27, 2008	Fiscal Quarter Ended December 29, 2007	Nine Months Ended December 27, 2008	Nine Months Ended December 29, 2007
Net sales	$140.4	$162.2	$501.7	$509.4
Revenue from long-term contracts deferred under SOP 97-2 (net of amortization)	37.1	7.8	88.2	11.4

Adjusted Net Sales	$177.5	$170.0	$589.9	$520.8

	Fiscal Quarter Ended December 27, 2008	Fiscal Quarter Ended December 29, 2007	Nine Months Ended December 27, 2008	Nine Months Ended December 29, 2007
Net loss	$(23.0)	$(5.0)	$(31.2)	$(9.5)
Depreciation and amortization	13.2	12.9	35.2	35.6
Interest expense, net	10.5	10.3	30.3	31.4
Income tax benefit	(8.8)	(2.9)	(12.5)	(3.4)
Minority interest	0.7	0.2	1.8	1.4

EBITDA	$(7.4)	$15.5	$23.6	$55.5
Revenue less incremental direct costs from long-term contracts deferred under SOP 97-2 (net of amortization)	17.8	1.2	38.9	2.0
Restructuring costs	6.1	1.0	8.2	2.5
Management fees	0.8	0.6	2.2	2.0
Other nonrecurring items (a)	3.3	—	3.3	—

Adjusted EBITDA	$20.6	$18.3	$76.2	$62.0

(a)	Represents a nonrecurring, non-cash charge for residual manufacturing overhead costs related to the outsourcing of certain manufacturing activities.

(2) Book-to-bill

Book-to-bill is calculated as orders received during the quarter divided by Adjusted Net Sales.

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Fiscal Third Quarter Unaudited Financial Statements

SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED BALANCE SHEETS

(in millions, except per share and share data)

	December 27, 2008	March 31, 2008
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$27.6	$37.6
Accounts receivable:
Trade, net of allowance for doubtful accounts of $1.4 and $1.5 at December 27, 2008 and March 31, 2008, respectively	104.2	107.1
Other	2.6	1.0
Inventories, net	74.6	72.3
Prepayments and other current assets	24.4	12.8
Deferred income taxes	5.0	5.0
Deferred costs	8.1	3.1

Total current assets	246.5	238.9
Property, plant and equipment, net	130.9	138.4
Intangible assets, net	189.3	199.2
Goodwill	393.8	377.6
Deferred income taxes	16.8	17.4
Deferred costs	67.6	23.3
Other long-term assets	21.5	24.5

Total assets	$1,066.4	$1,019.3

LIABILITIES AND STOCKHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$71.7	$81.3
Accruals and other current liabilities	70.4	67.8
Current portion of long-term debt	0.9	0.1
Short-term borrowings	15.1	5.8
Restructuring accruals	8.0	5.2
Deferred revenue	14.1	5.4

Total current liabilities	180.2	165.6
Long-term debt, less current portion	436.1	448.6
Pensions	47.9	52.5
Deferred income taxes	71.9	71.9
Deferred revenue	110.3	32.4
Other long-term liabilities	24.5	21.3
Minority interest	11.8	10.2

Total liabilities	882.7	802.5
Commitments and Contingencies (Note 12)
STOCKHOLDER’S EQUITY:
Common stock, par value $1.00 per share, 12,000 shares authorized, issued and outstanding	—	—
Paid-in capital	245.4	243.2
Accumulated deficit	(60.6)	(29.3)
Accumulated other comprehensive (loss) income	(1.1)	2.9

Total stockholder’s equity	183.7	216.8

Total liabilities and stockholder’s equity	$1,066.4	$1,019.3

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SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	Fiscal Quarter Ended December 27, 2008	Fiscal Quarter Ended December 29, 2007	Nine Months Ended December 27, 2008	Nine Months Ended December 29, 2007
NET SALES	$140.4	$162.2	$501.7	$509.4
COST OF SALES	119.2	121.0	393.5	378.2

GROSS PROFIT	21.2	41.2	108.2	131.2
OPERATING EXPENSES:
Selling, general and administrative expenses	30.9	31.1	98.7	89.8
Restructuring costs	6.1	1.0	8.2	2.5
Amortization of intangible assets	3.4	5.2	10.6	16.2
Other operating expense, net	0.9	0.6	2.2	1.5

OPERATING (LOSS) INCOME	(20.1)	3.3	(11.5)	21.2
NON-OPERATING EXPENSE:
Interest expense, net	(10.5)	(10.3)	(30.3)	(31.4)
Other expense, net	(0.5)	(0.7)	(0.1)	(1.3)

LOSS BEFORE INCOME TAXES AND MINORITY INTEREST	(31.1)	(7.7)	(41.9)	(11.5)
BENEFIT FOR INCOME TAXES	(8.8)	(2.9)	(12.5)	(3.4)

LOSS BEFORE MINORITY INTEREST	(22.3)	(4.8)	(29.4)	(8.1)
MINORITY INTEREST	(0.7)	(0.2)	(1.8)	(1.4)

NET LOSS	$(23.0)	$(5.0)	$(31.2)	$(9.5)

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SENSUS METERING SYSTEMS (BERMUDA 2) LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Nine Months Ended December 27, 2008	Nine Months Ended December 29, 2007
OPERATING ACTIVITIES:
Net loss	$(31.2)	$(9.5)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	19.1	18.9
Amortization of intangible assets	10.6	16.2
Amortization of software development costs	5.5	0.5
Amortization of deferred financing costs	2.4	2.1
Net (gain) loss on sale of assets	(0.2)	0.1
Net loss on foreign currency transactions	0.4	0.1
Minority interest	1.8	1.4
Changes in assets and liabilities used in operations:
Accounts receivable	(2.7)	14.0
Inventories	(5.9)	(12.0)
Other current assets	2.1	2.1
Accounts payable, accruals and other current liabilities	(4.3)	(13.6)
Income taxes payable	(15.2)	(7.2)
Deferred revenue less deferred costs from long-term AMI electric and gas contracts	38.9	2.0
Other	0.7	—

Net cash provided by operating activities	22.0	15.1
INVESTING ACTIVITIES:
Expenditures for property, plant and equipment	(17.3)	(15.0)
Purchases of intangible assets	(0.4)	(0.3)
Software development costs	(5.8)	(3.8)
AMDS contingent payments	(4.6)	(0.9)
Proceeds from sale of assets	0.2	—

Net cash used in investing activities	(27.9)	(20.0)
FINANCING ACTIVITIES:
Increase in short-term borrowings	9.3	15.2
Principal payments on debt	(11.7)	(13.0)

Net cash (used in) provided by financing activities	(2.4)	2.2
Effect of exchange rate changes on cash	(1.7)	1.0

DECREASE IN CASH AND CASH EQUIVALENTS	(10.0)	(1.7)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	$37.6	$34.9

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$27.6	$33.2

SUPPLEMENTAL DISCLOSURES OF CASH FLOW:

Cash paid during the period for:

Interest	$32.5	$35.4

Income taxes, net of refunds	$2.6	$3.8

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